                               IFCO Systems N.V.



                                  Global Offer
                             of [13,000,000] Shares



                             UNDERWRITING AGREEMENT
                                 March  , 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
RECITALS....................................................................................................     3

Article 1              Subscription, Sale and Purchase of New Shares........................................     5

Article 2              Determination of Price and Allocation; Delivery and Payment..........................     5

Article 3              Overallotment Option; Additional Shares..............................................     6

Article 4              Representations and Warranties of the Company........................................     7

Article 5              Undertakings of the Company..........................................................    14

Article 6              Selling Restrictions.................................................................    17

Article 7              Commissions and Costs................................................................    18

Article 8              Conditions to the Managers' Obligations with respect to the Main
                       Placement; Rescission................................................................    19

Article 9              Conditions to the Managers' Obligations with respect to the Overallotment
                       Option...............................................................................    21

Article 10             Indemnification......................................................................    22

Article 11             Material Adverse Change..............................................................    24

Article 12             Default by One or More of the Managers...............................................    25

Article 13             Communications.......................................................................    26

Article 14             Statements or Communications, (S) 181 BGB............................................    26

Article 15             Amendments to Agreement..............................................................    27

Article 16             Severability.........................................................................    27

Article 17             Miscellaneous........................................................................    27

List of Schedules...........................................................................................    30

                   UNDERWRITING AGREEMENT DATED MARCH, 2000


among

(1)  IFCO Systems N.V., Amsterdam, The Netherlands (hereinafter the "Company"),

(2) Lehman Brothers International (Europe) (hereinafter "Lehman Brothers", "Lead Manager" or "Global Bookrunner"), and

(3)  the other financial institutions set forth in Schedule 1 hereto (the Lead
                                                   ----------
Manager, the Bookrunner of the German Offering and such financial institutions are collectively referred to as the "Managers," the other financial institutions (including the Bookrunner of the German Offering) without the Lead Manager are referred to as the "Other Managers").

     The Lead Manager acts in its own name and also on behalf of the Other Managers.


                                   RECITALS
                                   --------

(A) The Company is a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands and registered under docket number 34113177 under the name "IFCO Systems N.V." in the commercial register at the Chamber of Commerce in Amsterdam, The Netherlands (hereinafter the "Commercial Register"). As of the date hereof, the share capital of the Company as registered in the Commercial Register is euro 300 million. Pursuant to
Article 4 of the Company's articles of association (hereinafter the "Articles of Association"), the share capital of the Company consists of 100,000,000 ordinary registered shares with a nominal value of euro 2.00 each and 50,000,000 preference shares (together with any ordinary registered shares with a nominal value of euro 2.00 each issued from time to time, the "Shares"). The Shares that are outstanding prior to the issuance of the Shares to be sold by the Company pursuant to this Agreement are validly issued and fully paid.

(B) Pursuant to Article 29 of the Articles of Association, the board of directors of the Company (the "Board") is authorized to increase the share capital of the Company until February 1, 2005, by issuing up to 50,000,000 new ordinary shares and 50,000,000 new preference shares with an aggregate nominal value of up to euro 200,000,000 against contributions in cash (the "Authorized Capital").

(C) On , 2000, the shareholders meeting of the Company resolved to increase the issued share capital of the Company by an amount of euro 26,000,000 from euro to euro by issuing [13,000,000] Shares with full dividend entitlement for the fiscal year 2000 (hereinafter the "New Shares"). The Lead Manager proposes to subscribe for the New Shares on March 3, 2000.

(D) In addition, the Company intends to issue up to [1,950,000] additional Shares (hereinafter the "Additional Shares"), to the extent the Lead Manager has exercised the right to purchase such Shares granted in Article 3 hereof. The New Shares and the Additional

Shares are hereinafter collectively referred to as the "Offered Shares."

(E) The Offered Shares will be offered (i) publicly in the United States of America (the "United States") to United States Persons, (ii) publicly in Germany to institutional and retail investors, and (iii) in the rest of the world (excluding the United States and Germany) in private placements to institutional investors pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act").

(F) In connection with the sale of the Offered Shares, the Company has prepared an English language preliminary sales prospectus with certain German language pages for approval purposes of the Frankfurt Stock Exchange (the "German Preliminary Prospectus") and will prepare a final English language sales and listing prospectus (the "German Final Prospectus"), each relating to the Shares to be offered in the German Offering (as defined below). In addition, the Company has prepared a German language translation of the German Preliminary Prospectus (the "Unvollstandiger Verkaufsprospekt") and will prepare a German language translation of the German Final Prospectus (the "Verkaufsprospekt/ Borsenzulassungsprospekt"). In addition, the Company has filed a registration statement on Form F-1 (containing a prospectus) with respect to the offering of the Offered Shares in the United States (each as defined in Article 4 (1)). The German Preliminary Prospectus, the Unvollstandiger Verkaufsprospekt and the Preliminary Prospectus (as defined in Article 4 (1)) are hereinafter referred to as "Preliminary Offer Documents", and the German Final Prospectus, the Verkaufsprospekt/ Borsenzulassungsprospekt and the Registration Statement (including the Final Prospectus, as defined in Article 4 (1)) are hereinafter referred to as the "Final Offer Documents." The Preliminary Offer Documents and the Final Offer Documents are hereinafter referred to as the "Offer Documents," provided that for purposes of the representations and warranties, the Offer Documents are only those documents available at the time when the respective representations and warranties are given.

(G) The price at which the Offered Shares shall be offered for sale to investors (the "Offer Price") shall be determined by way of bookbuilding.

                                   Article 1
                 Subscription, Sale and Purchase of New Shares

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

(1) Lehman Brothers agrees to subscribe in its own name and for the account of the Managers the New Shares at an amount per New Share equal to euro 2.00 (the "Issue Price") on March 3, 2000 (the "Issue Date"). Subject to the execution of the deed of amendment, Lehman Brothers hereby agrees to sell to the Other Managers, and the Other Managers hereby agree to purchase from Lehman Brothers, such Shares with effect from the Issue Date in the amounts set out opposite the Other Managers' names in Schedule 1 hereto at the Offer Price. Any liability of Lehman Brothers towards the Other Managers in respect of any defects of the New Shares shall be excluded.

(2) For value on the Issue Date, Lehman Brothers will credit the Issue Price of the New Shares subscribed by it to a special account of the Company at Lehman Brothers entitled "IFCO Systems N.V. - Sonderkonto Kapitalerhohung 1999" (the "Capital Increase Account"). Neither Lehman Brothers nor the Company shall be obliged to pay fees or interest on this account.

(3) The Company shall execute a notarial deed of amendment of the Articles of Association effecting the issuance of the New Shares on the issue date.

(4) Promptly upon execution of the deed of amendment, the Company shall, furnish Lehman Brothers per telefax with evidence for the issuance of the New Shares.

(5) Immediately upon the execution of the deed of amendment of the New Shares, the Company shall deliver to Lehman Brothers one or more global share certificates in respect of the New Shares, registered in such names as Lehman Brothers may request. At the time of delivery, the New Shares shall be in all respects fungible with the existing Shares of the Company.

(6) The Managers undertake, subject to the terms and conditions of this Agreement, to offer the Shares to investors at the Offer Price.

(7) The Company shall not be obligated to deliver any of the Shares to be delivered on the Issue Date except upon payment of the Issue Price for all the Shares to be subscribed on the Issue Date as provided herein.


                                   Article 2
          Determination of Price and Allocation; Delivery and Payment
          -----------------------------------------------------------

(1) After completion of the bookbuilding, the Offer Price shall be, with the consent of the Company and the Lead Manager, evidenced in a pricing agreement essentially in the form attached hereto as Schedule 2 (the
                                                          ----------
     "Pricing Agreement") on March 3, 2000. Allocation of the Offered Shares will be made by the Lead Manager, after consultation with the Company.

(2)  Each Manager shall, subject to the provisions set out in Article 8 and in
     Article 12, cause payment of the Offer Price for the Offered Shares to be purchased by it to such accounts as designated by the Lead Manager.

(3) The Lead Manager shall, subject to the allocation, transfer the Offered Shares subscribed by it to the Other Managers against payment of the Offer Price. Each of the Other Managers is obligated to accept from the Lead Manager Shares up to the amount set forth in Schedule 1 opposite the name
                                                  ----------
     of such Other Manager against payment of the Offer Price. Any liability of the Lead Manager in respect of any defects (Mangel) of the Shares is excluded. The delivery of the Offered Shares to the Other Managers or to investors, as the case may be, and payment of the Offer Price per Offered Share by the investors or by the Other Managers, as the case may be, to the Lead Manager, is expected to take place on March 8, 2000 (hereinafter the "Closing Date").

(4) Subject to the conditions as set out in Article 8 and in Article 12, on the Closing Date, the Lead Manager shall pay to the Company the aggregate Offer Price in immediately available funds in [currency], less the aggregate Issue Price and commissions and costs pursuant to Article 7.

(5) Payment for any Additional Shares to be issued pursuant to Article 3 shall be made in immediately available funds to the account of the Company in an amount equal to the Offer Price multiplied by the number of Additional Shares issued by the Company less the amount of the commissions and costs owed to the Managers pursuant to Article 7, on the date specified in the notice described in Article 3(2) or on such other date, in any event not later than the date specified in Article 3 as the date by which the option must be exercised, as shall be notified in writing by the Lead Manager. The time and date of such payments are hereinafter referred to as the "Greenshoe Closing Date."

(6) Lehman Brothers will cause the respective number of Shares to be transferred to the accounts of the other Managers with (a) The Depository Trust Company ("DTC"), (b) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream") and (c) to such other accounts the Other Managers may so designate.

(7) The Managers shall be neither joint debtors nor joint creditors, there shall be no joint or fractional ownership (Gesamthandseigentum und Miteigentum nach Bruchteilen) among the Managers.


                                   Article 3
                    Overallotment Option; Additional Shares
                    ---------------------------------------

(1) Solely to cover overallotments, if any, the Lead Manager on behalf of the Managers shall have a one-time right to purchase up to [1,950,000] Additional Shares and, in connection therewith, to require the Company to perform a further increase of its share capital against cash contributions (the "Greenshoe Capital Increase"), which right may be exercised by the Lead Manager by no later than 30 days after the Closing

     Date.

(2) For the purpose of effecting the Greenshoe Capital Increase, Lehman Brothers shall deliver to the Company in its own name and for the account of the Managers a notice setting forth the number of Additional Shares to be subscribed, and thereupon the Company and Lehman Brothers shall prior to
     10.00 a.m on the second business day following the delivery of such notice ("the Greenshoe Closing Date") execute the deed of amendment for the issuance to Lehman Brothers of the Additional Shares.

(3) Promptly upon execution of the deed of amendment, the Company shall, furnish the Managers per telefax with evidence for the issuance of the Additional Shares.

(4) Immediately upon the execution of the deed of amendment of the Additional Shares, the Company shall deliver to Lehman Brothers one or more global share certificates in respect of the Additional Shares registered in such names as Lehman Brothers may request. At the time of delivery, the Additional Shares shall be in all respects fungible with the existing Shares of the Company.


                                   Article 4
                 Representations and Warranties of the Company
                 ---------------------------------------------

The Company represents and warrants to the Managers as of the date hereof and as of the Closing Date, as follows:

(1)  A registration statement on Form F-1 with respect to the Offered Shares has
     (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder,
     (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement contains a prospectus to be used in connection with the offering and sale of the Offered Shares. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Lead Manager. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means the prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Final Prospectus" means the prospectus in the form first used to confirm sales of Offered Shares. The Preliminary Prospectus and the Final Prospectus are collectively referred to as the "Prospectus". The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(2) The merger (the "Merger") between and Affiliate of the Company (namely, Silver Oak Acquisition Corp, a Delaware Corporation) and PalEx, Inc. ("PalEx") was duly authorized by the stockholders of the Company, will have been consummated on the Closing Date in accordance with the Amended and Restated Agreement and Plan of Reorganization dated as of October 6, 1999, as amended by Amendment No. 1 thereto dated as of January 31, 2000 by and among the Company, PalEx and certain other parties named therein, and all consents, approvals, authorizations, notifications or orders of, or filings with, any court or governmental agency or body in connection with the Merger will have been obtained and are in full force and effect on the Closing Date.

     When it became effective, the registration statement on Form F-4 used in connection with the Merger did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(3) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4) The statements in the recitals under (A), (B) and (C) of this Agreement are correct. The Company has authorized, issued and outstanding capital as set forth in the Offer Documents. The Offered Shares and their associated rights conform in all material respects to the descriptions thereof under the caption "Description of IFCO Systems Share Capital" contained in the Prospectus. The Offered Shares have equal rights and shall be fungible. All of the issued and outstanding Shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable. On or before the Closing Date and on the Greenshoe Closing Date, the Offered Shares will be approved for trading on the Amtlicher Handel SMAX segment of the Frankfurt Stock Exchange and the Nasdaq National Market. For the purpose of this Agreement, except as otherwise defined, "Affiliate" shall have the meaning set forth under the heading "Significant Subsidiary" in Rule 1-02 of Regulation S-X.

(5) The Board and the general meeting of shareholders of the Company have taken all necessary corporate or other action to authorize the global offering of the Offered Shares, the execution of this Agreement and the performance of its obligations hereunder by the Company. All required corporate resolutions have been passed, are valid and are not challenged (Anfechtung). After execution, this Agreement will constitute a binding obligation of the Company, enforceable against it in accordance with its terms.

     The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated in this Agreement will not
     (a) violate the Articles of Association of the Company or any of its Affiliates or result in a breach of or a default under any material agreement or other instruments or agreements to which the Company or any of its Affiliates is a party, including the offering by the Company of % Senior Subordinated Notes Due 2010 (the "Notes"), the guarantee by PalEx or Silver Oak, as the case may be, of the Company's obligations under the Notes, the execution by PalEx or Silver Oak, as the case may be, of a new senior credit facility (the "New Senior Credit Facility"), and the Company's guarantee of PalEx's obligations under the New Senior Credit Facility as described in the Prospectus under the caption "Concurrent Transactions"(collectively, the "Concurrent Transactions") or
     (b) conflict with or violate any statute, rule or regulation applicable to the Company or any of its Affiliates that would have a Material Adverse Effect on the Company and its Affiliates, taken as a whole, or, a decree of any governmental agency or court, or (c) interfere with the consummation of the transactions contemplated herein.

     No consent, approval, authorization, decree, registration or licence is required from any court or governmental agency for the performance by the Company of its obligations hereunder except for the registration of the capital increase relating to the Shares in the Commercial Register, the admission for listing at the Frankfurt Stock Exchange, the registration of the Offered Shares under the Securities Act, the approval for listing the shares on the Nasdaq National Market, the dispensation from the Securities Board of the Netherlands ("Stichting Toezicht Effectenverkeer") under applicable securities laws of the Netherlands and such other consent, approval, authorization, decree, registration or licence as required by the securities laws or other laws of any other jurisdiction outside the United States, Germany and the Netherlands, all of which have been obtained or the failure of which would not have a Material Adverse Effect on the Company and its Affiliates, taken as a whole, or would not interfere with the consummation of the transactions contemplated herein. For the purpose of this Agreement, "Material Adverse Effect" means any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in (a) the financial condition, or in the earnings, business activity or business prospects or in the basis of the conduct of the business of the IFCO Systems Group (as defined below) or of the Company and its Affiliates, taken as a whole, as the case may be, whether or not arising in the ordinary course of business, or (b) its ability to perform its obligations in part or in whole hereunder and will not interfere with the consummation of the transactions contemplated hereby.

(6) The performance by the Company of its obligations under the Concurrent Transactions will not (a) violate the Articles of Association of the Company or any of its Affiliates or result in a breach of or a default under any material agreement or other instruments or agreements to which the Company or any of its Affiliates is a party, including the Concurrent Transactions or (b) conflict with or violate any statute, rule or regulation applicable to the Company or any of its Affiliates that would have a Material Adverse Effect on the Company and its Affiliates, taken as a whole, or, a decree of any governmental agency or court, or (c) interfere with the consummation of the transactions contemplated herein.

(7) The Concurrent Transactions have been duly authorized by the Company, on the Closing Date will have been properly consummated, and, on the Closing Date, all consents, approvals, authorizations, notifications or orders of, or filings with, any court or governmental agency or body in connection with the Concurrent Transactions will have been obtained or made and will be in full force and effect, except for such filings as would not have a Material Adverse Effect on the Company and its Affiliates, taken as a whole.

(8) The Company is a public limited liability company ("naamloze vennootschap") duly organized and validly existing under the laws of The Netherlands, has the corporate power and authority to own its property and to conduct its business as described in each of the Offer Documents and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect on the Company and its Affiliates, taken as a whole.

(9) The resolution dated , 2000 of the general meeting of shareholders' of the Company (the "Shareholders' Consent") to increase the Company's share capital, is valid and no actions have been brought to challenge (anfechten) [Dutch equivalent?] such resolution. The amendments to the Articles of Association have been registered in the Commercial Register on February 23, 2000.

(10) Each Affiliate of the Company has been duly incorporated or formed, as applicable, is validly existing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its property and to conduct its business as described in each of the Offer Documents and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect on the Company and its Affiliates, taken as a whole; all of the issued capital of each Affiliate of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and, except as set forth herein or in each Offer Document, is owned directly by the Company, free and clear of all liens, encumbrances, equities or claims of third parties.

(11) The Offered Shares are not subject to any shareholder rights similar to preemptive rights as provided in the Articles of Association or other corporate documents, Dutch law, agreements or instruments to which the Company is a party and are free of any right of pledge ("pand") or usufruct ("vruchtgebruik") or any other charge ("last of beperkh").

(12) Except as described in the Offer Documents, there are no restrictions on transfer or voting of any of the Offered Shares of the Company pursuant to the Company's Articles of Association, or under Dutch law, or any agreement to which the Company is a party or by which the Company may be bound or to which any of the Company's property may be subject. Under applicable law and other regulation, no authorizations, approvals, consents or licenses of any governmental authority or regulatory body or agency ("Authorizations") are required to be obtained by the Company to effect dividend payments declared and payable on, or in respect of, the Offered Shares.

(13) Except as set forth herein or in the Offer Documents, the Company has not issued any options, warrants, other instruments in issue or entered any other agreements which evidence rights of the respective holder against the Company to subscribe for or to require the Company to issue or sell Shares or any securities similar to the Shares.

     The Company has not granted any rights, other than as disclosed in the Offer Documents, that give rise to a liability of the Company to issue any Shares.

(14) Each of the Offer Documents, as of their respective dates, did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(15) The financial statements and other financial information of the Company, PalEx and the former IFCO group, as existing prior to the Merger (the "IFCO Group"), as included in the Offer Documents, present fairly, in all material respects, the financial position and results of operations of the IFCO Systems Group (including the Company, the IFCO Group, PalEx Inc. and all other consolidated subsidiaries of the Company after effectiveness of the Merger), hereinafter the "IFCO Systems Group", respectively, at the dates or for the periods indicated.

(16) Such financial statements as set out under (14) above were prepared in accordance with generally accepted accounting principles in the U.S. ("U.S. GAAP"), except as otherwise disclosed in the Offer Documents. The information included in the Offer Documents under the captions "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" present fairly the information shown therein and have been compiled on a basis consistent with such financial statements and the books and records of the Company, PalEx and the IFCO Group, as the case may be.

(17) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offer Documents or as are not material to the Company and its Affiliates taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its Affiliates are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(18) PwC Deutsche Revision AG, who has certified certain financial statements of the Company and the IFCO Group, and Arthur Andersen LLP, who has certified certain financial statements of PalEx and both of whose reports appear in the Prospectus and both of whom have delivered one of the initial letters referred to in Article 8(b)(ix) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(19) The Company and its Affiliates own or possess as licensee, or can readily acquire on reasonable terms, the material copyrights, patents, trademarks, licences, and other know-how, as used in their current business affairs as described in the Offer Documents (the "Business Affairs"), except where the failure to own or possess or have the right to acquire would not have a Material Adverse Effect on the Company and its Affiliates, taken as a whole, and have no reason to believe that the conduct of their Business Affairs conflicts with any such rights of others.

(20) The Company and each of its Affiliates have obtained all necessary material authorizations, consents, approvals, licences and permits of and from all supranational, national, provincial and other governmental authorities (in The Netherlands and the United States and all other relevant countries) except where the non-existence of such authorizations, consents, approvals, licenses and permits would not have a Material Adverse Effect on the Company and its Affiliates, taken as a whole. The Company and its Affiliates have fulfilled and performed their obligations with respect thereto, except for where a violation of such obligations would not have a Material Adverse Effect and the Company has no knowledge that any proceeding to withdraw or amend such authorizations, consents, approvals, licences and permits is pending or imminent (except as disclosed in the Offer Documents), which, in the case of an adverse decision, decree or declaration, be it separately or taken as a whole, would have a Material Adverse Effect.

(21) By conducting their Business Affairs, the Company and its Affiliates are not in violation of any provision or governmental decree relating to trade law, zoning law, laws concerning the occupiers of adjoining property, trade regulation, competition law, the Criminal Code of Germany and other comparable laws in other jurisdiction, in which the Company and its Affiliates are engaged in their Business Affairs, except where such violation would not have a Material Adverse Effect.

(22) Except as disclosed in the Offer Documents, there are no legal disputes, arbitration, administrative proceedings or investigations or other out-of-court proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party, which, if determined adversely to the Company or any of its subsidiaries, would have separately, or taken as a whole, a Material Adverse Effect.

(23) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

(24) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.
(25) Since the respective dates of the information in the Offer Documents, except as set forth therein, there has not been any fact or development that has, or would reasonably be expected to, result in a Material Adverse Effect, and the Business Affairs have been carried on within their usual scope and there have been no transactions (Geschaftsvorgange) that would reasonably be expected to result in a Material Adverse Effect.

(26) No labor disputes or stoppages of work exist relating to the Company or its Affiliates or, to the knowledge of the Company, are threatened, which, if adversely terminated, executed or consummated, would reasonably be expected to have a Material Adverse Effect.

(27) The Company is not, and after giving effect to the offering and sale of the Offered Shares, will not be an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended.

(28) The Company and its Affiliates are not (a) in violation of their respective Articles of Association or in breach of or (b) in default under any obligation, agreement, covenant or condition contained in any contract, other instrument, agreement or other legal relationship, to which the Company or any of its Affiliates is a party except where such violation or default would not have a Material Adverse Effect.

(29) Except as disclosed in the Offer Documents, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(30) The Company and its subsidiaries are insured by insurers of recognised financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they operate.

(31) Neither the Company nor any Affiliate (for the purposes of this paragraph as defined in Rule 405 under the Securities Act) has taken, directly or indirectly, any action to facilitate the sale or resale of the Offered Shares through stabilization or manipulation of the price of any security of the Company or any of its Affiliates.

(32) The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) all material transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets in an appropriate amount of time,
     (iii) access to its material assets will only be in accordance with management's authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.


                                   Article 5
                          Undertakings of the Company
                          ---------------------------

The Company covenants and agrees with each Manager as follows,

(1) To prepare the Prospectus in a form approved by the Lead Manager and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as required by law or permitted herein; to advise the Lead Manager promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Manager with copies thereof; to advise the Lead Manager promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(2) To furnish promptly to the Lead Manager and to counsel for the Managers a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(3) To deliver promptly to the Lead Manager such number of the following documents as the Lead Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and
     (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Offered Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Lead Manager and, upon its request, to prepare and furnish without charge to each manager and to any dealer in securities as many copies as the Lead Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(4) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Lead Manager, be required by the Securities Act or requested by the Commission.

(5) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Lead Manager and counsel for the Managers and not to file any amendment or supplement to which the Lead Manager reasonably objects.

(6) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Lead Manager an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
     158).

(7)  To use its best efforts to consummate the Concurrent Transactions.

(8) To use its best efforts to maintain the listing of the Offered Shares on the Frankfurt Stock Exchange and the Nasdaq National Market.

(9) To use the net proceeds received by it from the issue and sale of the Offered Shares in the manner specified in the Prospectus under "Use of Proceeds".

(10) If, at any time within 6 months following the completion of the offer and sale of the Offered Shares by the Managers, any event shall occur or condition shall exist as a result of which it is necessary, after consultation with the Company, in the Lead Manager's reasonable judgment to amend or supplement the respective Offer Document in order that such Offer Document will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, based on the advice of counsel to the Lead Manager after consultation with the Company it is necessary at any such time to amend or supplement any Offer Document to comply with any applicable law, the Company will promptly prepare an amendment or supplement which will correct such statement or omission or effect such compliance and will take other steps that are necessary to comply with any applicable law, rule, or regulation.

(11) If at any time within 6 months following the completion of the offering, the Company becomes aware of any event or circumstance that makes any Offer Document untrue, inaccurate or misleading in any material respect, it will promptly notify the Lead Manager to the extent legally permissible.

(12) Promptly after receipt thereof, the Company will notify the Lead Manager of any communication received by it within 6 months following the completion of the offering from the German Federal Supervisory Authority for Securities Trade (Bundesaufsichtsamt fur den Wertpapierhandel), any stock exchange, or any other written communication from any other governmental authority or agency (including the Commission) that may reasonably be expected to have a material adverse effect on the offering or relating to the form, content or use of any Offer Document. To the extent permitted by applicable law, the Company will promptly provide the Lead Manager with a copy of any such communication that is in writing.

(13) Between the date of the execution of this Agreement and the Closing Date or the Greenshoe Closing Date, respectively (each date inclusive), prior to issuing any public announcement in Germany or elsewhere that would reasonably be expected to have a material adverse effect on the offering or relating to the form, content or use of any Offer Document, the Company will, and will cause all parties acting on its behalf, to the extent legally permissible, to notify and consult with the Lead Manager regarding such announcement.

(14) The Company will deliver, or cause to be delivered, to the Lead Manager, without charge, a reasonable number of copies of each Offer Document, as amended or supplemented from time to time as soon as possible.

(15) To use its best efforts to list and approve for trading, and once obtained, to maintain the listing and approval for trading, of the Shares and of the Additional Shares, if applicable, on the Frankfurt Stock Exchange and on the Nasdaq National Market,
(16) Promptly from time to time to take such action as the Lead Manager may reasonably request to qualify the Offered Shares for offering and sale under the securities laws of such jurisdictions as the Lead Manager may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(17) During the period commencing on the date of the execution of this Agreement and ending twelve months after commencement of trading in the Shares on the SMAX segment on the Frankfurt Stock Exchange and without the prior written consent of the Lead Manager the Company will not

     (a) exercise an authorization pursuant to its Articles of Association to increase its share capital provided that the Company may, without the prior consent of the Lead Manager, increase its share capital against contributions-in-kind by issuing Shares against the contribution of interests in companies or companies if the other party receiving such shares assumes the restrictions under this paragraph 5(17),

     (b) submit a proposal for a capital increase to any meeting of the shareholders for resolution;

     (c) issue, or cause its subsidiaries, directly or indirectly, to issue, offer, pledge, purchase, sell, or undertake to issue, offer, pledge, or contract to purchase, securities (including options or warrants) which carry rights to subscribe for or acquire any Shares of the Company; grant, sell, or purchase any option or right to purchase such securities, or undertake to grant, sell or purchase such right or option;

     (d) enter into transactions relating to derivatives or similar financial instruments which in their economic effect are similar to the transactions contained in subsection (1) to (3);

     (e) announce any intention to do any of the foregoing or cause such announcement.

     The above shall not apply to Shares issued for employees of the Company or any of its subsidiaries (Arbeitnehmeraktien) and to Shares issued in connection with stock option programs existing on the Closing Date for directors, managers and other employees or consultants of the Company or its subsidiaries, except as disclosed in the Offering Documents.


                                   Article 6
                             Selling Restrictions
                             --------------------

(1) The Managers agree to comply with the following selling restrictions with respect to the sale of the Offered Shares and covenant with the Company as follows:

     (a)  (i)     Each Manager will not offer and sell any Offered Shares to persons in the United Kingdom within six months after the Closing Date, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) and in circumstances which have not resulted and will not result in an "offer to the public" in the United Kingdom within the meaning of the Public
                  Offer of Securities Regulations 1995;

          (ii) Each Manager complies with all applicable provisions of the Financial Services Act of 1986 and the Public Offer of Securities Regulations 1995; with respect to anything done by it in relation to the Offered Shares in, from or otherwise involving the United Kingdom; and

          (iii) Each Manager only issues and passes on, in the United Kingdom, Offer Documents or any document received by it in connection with the issue of the Offered Shares to a person who is of a kind described in Article (3) of the Financial Service Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

     (b) Each Manager acknowledges that no action has been or will be taken in any jurisdiction other than Germany or the United States that would constitute a public offering of the Offered Shares. Each Manager will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offered Shares or has in its possession or distributes Offer Documents or any other offering material and each Manager must pay for the costs it incurs to comply with the legal obligations described above.

     (c) Each Manager understands that the Offered Shares have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Offered Shares in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

(d) The above undertakings of the Managers are several; any joint liability (gesamtschuldnerische Haftung) of the Managers in respect of the above is excluded.

(2)  The Company covenants with the Managers as follows:

     (a) Neither the Company, nor any of its Affiliates (for the purposes of this paragraph as defined in Rule 405 under the Securities Act) has engaged, or will engage, directly, or through an agent (other than the Managers) in any advertising or solicitation of sales offers with respect to the Offered Shares in any jurisdiction other than Germany and the United States of America, which would result in an unapproved "public offer" of the Shares;

     (b) The Company will observe all applicable laws in each jurisdiction in or from which the Managers, with the consent of the Company, engage in sales or other efforts or are in possession of, or distribute, Offer Documents, or any other document relating to the offer.


                                   Article 7
                             Commissions and Costs
                             ---------------------

(1) The Company agrees to pay to the Managers a commission of 5% of the Offer Price for each Share in consideration of the obligations of the Managers pursuant to Articles and 2. The Company may, in its sole discretion, pay to some or all of the managers a performance fee of up to 0.5% in total of the aggregate Offer Price for the Offered Shares.

(2) Subject to the following provisions, the Company will bear all costs and expenses incident to the issuance, offer, sale and delivery of the Offered Shares, including (a) the fees incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (b) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (c) the costs incident to the preparation, printing and distribution of the other Offer Documents; (d) any applicable listing or other fees of qualifying the Shares under the securities laws of the several jurisdictions as provided in Article 5(15) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Managers); (e) the fees and disbursements of counsel retained by the Managers in connection with the Offering up to a maximum of $250,000 less the fees and disbursements of CIBC's legal counsel incurred in connection with the high yield offering (up to a maximum of $100,000); (f) the costs for any environmental audits; (g) the costs and expenses of the Company relating to investor presentations on any roadshow, including, without limitation, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the roadshow; and (h) the expenses of advertising any offering of the Offered Shares made by the Managers. Except as expressly provided in this Article 7, the Managers will bear their own costs and expenses.


                                   Article 8
                 Conditions to the Managers' Obligations with
                 ---------------------------------------------
                   respect to the Main Placement; Rescission
                   -----------------------------------------

(1) The obligations of Lehman Brothers and the other Managers pursuant to Articles 1(1), 1(2), 1(3), 1(4) and 1(5), Article 2 and Article 3(1), 3(2),
     3(3) and 3(4) shall be subject to the following conditions (to the extent the obligations are not to be performed prior to the date for the occurrence of such conditions), any of which can be waived by the Lead Manager at its sole discretion:

     (a) the Shares shall have been approved for listing, subject to official notice of issuance of the Shares, on the Nasdaq National Market and the Frankfurt Stock Exchange shall have issued a written admission ("Zulassungsbeschluss") approving the listing of the Shares on the Frankfurt Stock Exchange.

     (b) each of the following documents has been received by the Lead Manager on the Closing Date in the form as set out in the respective Schedules and dated as of such date:

          (i) opinion from Lovells Boesebeck Droste, German Counsel to the Company, substantially in the form set forth in Schedule 3;
                                                                  ----------

          (ii) opinion from King & Spalding, U.S. Counsel to the Company, substantially in the form set forth in Schedule 4;
                                                         ----------

          (iii) opinion from Gardere & Wynne, LLP, U.S. Counsel to PalEx substantially in the form set forth in Schedule 5;
                                                         ----------

          (iv) opinion from Edward Rhyne, Esq., General Counsel of PalEx, substantially in the form set forth in Schedule 6;
                                                        ----------

          (v) opinion from Shearman & Sterling, German and U.S. Counsel to the Managers, in a form acceptable to the Managers.

          (vi) opinion from Stibbe Simont Monohan Duhot, Netherlands, Dutch Counsel to the Company, substantially in the form set forth in
                  Schedule 7;
                  ----------

          (vii) opinion of De Brauw Blackstone Westbroek N.V., Dutch Counsel to the Managers, in a form acceptable to the Managers;

          (viii) certification of the chief executive officer and the chief financial officer of the Company ("Officers' Certificate"), substantially in the form set forth in Schedule 8;
                                                         ----------

          (ix) a letter from PwC Deutsche Revision AG, the independent accountants of the Company, with respect to certain financial statements and certain financial information contained in the Offer Documents;

          (x) a letter from Arthur Andersen LLP, the independent accountants of PalEx, with respect to certain financial statements and certain financial information contained in the Offer Documents;

          (xi) signed lock-up letters by the directors and executive officers and all shareholders of the IFCO Group and by certain shareholders of PalEx that hold in the aggregate at least % of the PalEx's issued and outstanding shares before completion of the Merger, substantially in the form set forth in Schedule 9;
                                                                     ----------

          (xii) extract from the Commercial Register, Articles of Association, certificates of incumbency or such other corporate documents that, together with powers of attorney, if any, confirm the due authorization, execution and delivery of this Agreement;

          (xiii) evidence for the issuance of the New Shares in the agreed form.

     (c) The representations and warranties given by the Company under this Agreement are correct and accurate in all material respects, as if they were given as of the relevant date.

     (d) The Company has performed all of its obligations under this Agreement in all material respects at the relevant dates.

     (e) Execution and delivery of the Pricing Agreement by all parties thereto on , 2000; and

     (f) No Material Adverse Change (as defined in Article 11 (1) of this Agreement) has occurred.

     (g) The High Yield Offering as contemplated in the Registration Statement under the heading "Concurrent Transactions" was duly effected and, together with the offering of the New Shares, the Company has received, or will receive upon completion of the offering of the New Shares total proceeds of not less than $250 million.

     (h) The Senior Credit Facility as described in the Registration Statement under the heading "Concurrent Transactions" was duly effected.

     (i)  The Merger has been consummated.

     (j) The receipt by the Lead Manager of such other documents and certificates as are reasonably requested by the Lead Manager or its counsel.

(2) If any of the conditions under 1(c), (d) and (f) is not satisfied on or before the date of the capital increase, the Managers shall, unless the Lead Manager waives satisfaction of any of such conditions or any part of them (as it may in its discretion and by notice to the Company do), be released and discharged from their respective obligations hereunder in respect of the New Shares (to the extent the New Shares and the Additional Shares have not yet been issued).

(3) In the event that a deed of amendment of the New Shares has been executed and that any of the foregoing conditions is not satisfied on the Closing Date, the Managers shall remain obliged to purchase the New Shares in accordance with this Agreement. Notwithstanding any other obligations by the Company set forth in this Agreement including, without limitation, in
     Article 5 hereof, if any of the foregoing conditions are not satisfied after such execution of the deed of amendment, the Company within [two weeks] (i) shall instruct the Managers to sell, or procure the sale of, such New Shares to third parties nominated by the Company, or (ii) shall, or shall cause a subsidiary of the Company to, repurchase such New Shares, in each case at a price not lower than the Issue Price of the New Shares. If the Company has not done so within [two weeks], then [Schoeller Logistic Technologies Holding Gmbh] shall be obligated to purchase the New Shares at the Issue Price.

(4)  Notwithstanding the foregoing provisions of this Article 8,

     (a) the obligations of the Company to pay to Lehman Brothers on behalf of the Managers the costs, charges and expenses, to the extent incurred, as provided for in Article 7(2) shall continue in full force and effect; and

     (b) any liability (including as to indemnification) as a result of any prior breach of the provisions of this Agreement shall continue in full force and effect.


                                   Article 9
Conditions to the Managers' Obligations with respect to the Overallotment Option
--------------------------------------------------------------------------------

(1) Payment of the Offer Price for the Additional Shares by the Managers shall be subject to the conditions that as of the Greenshoe Closing Date:

     (a) the representations and warranties given by the Company in Article 4 are correct and accurate as if they were given as of the Greenshoe Closing Date;

     (b) the Company has performed all of its obligations pursuant to Articles 5 and 6;

     (c) in the reasonable judgment of the Lead Manager, no Material Adverse Change as contemplated under Article 11 of this Agreement has occurred.

(2) If any of the conditions as set out in paragraph (1) above is not satisfied, Article 8 (2)-(5) of this Agreement shall apply, mutatis mutandis.


                                  Article 10
                                Indemnification
                                ---------------

(1)  Indemnification of the Managers

     The Company agrees with each Manager to indemnify each Manager (and each of its officers, directors, employees, and each person that controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage, expense and other liabilities (Haftungsverbindlichkeiten) whatsoever vis-a-vis third parties (including governmental agencies or other public bodies), arising out of claims in connection with any (i) untrue statement or alleged untrue statement of a material fact included in the Preliminary Offer Documents or the Final Offer Documents, or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or
     (iii) any act or failure to act or any alleged act or failure to act by any Manager in connection with, or relating in any manner to the Offered Shares, or the offering contemplated hereby, and which is included or part of or referred to in any loss, claim, damage, liability or action arising out of or based on matters covered by (i) and (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court in a final judgement determines that such loss, claim, damage or liability resulted directly from a Manager's gross negligence or willful conduct. The Company agrees to reimburse each Indemnified Party for any reasonable legal or other expenses (including any applicable value added tax) incurred by such Indemnified Party in connection with investigating, or defending against any complaint, proceeding, action or investigation, commenced or threatened by any governmental agency or other public body, or any claim relating to the matters covered by the preceding sentence; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, expense or other liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document in reliance upon and in conformity with the written information furnished to the Company through any Manager specifically for inclusion therein; provided, further, that as to the Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Manager, its officers or employees or any person controlling that Manager on account of any loss, claim, damage, expense or other liability arising from the sale of Offered Shares to any person by that Manager if that Manager was required and failed to send or give a copy of the Final Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by the Company with Articles 5(1) and
     (3).

(2) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the

     Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage, expense or other liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus or Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such loss, claim, damage, expense or other liabilities are based upon any untrue statement or omission or alleged untrue statement or omission based upon information relating to such Manager furnished to the Company in writing by such Manager expressly for use in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendments or supplements thereto.

(3) (a) In the event a claim arises pursuant to Article 10(1) or (2), the indemnified party shall notify the indemnifying party of such claim and the facts constituting the basis for such claim in reasonable detail. Failure to notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder;

     (b) In the event of a claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a party that is not an indemnified party (a "Third Party Claim"), the indemnified party shall promptly following receipt of the claim give notice to the indemnifying party; it being understood that failure to give such notice shall not preclude any right of an indemnified party hereunder and paragraph 3(a) remains unaffected. Counsel to such indemnified party shall be approved by an indemnifying party. An indemnifying party may participate at its own expense in the defense of any such Third Party Claim; provided, however, that counsel to an indemnifying party shall not (except with the consent of the relevant indemnified party) also be counsel to such indemnified party. In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under Article 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation or claim.

     (c) In the case of any claim that is not a Third Party Claim, an indemnifying party shall have 30 days, within which it may respond to a notice of a claim for indemnification given by an indemnified party pursuant to Article 10(2)(a). If such claim is not contested, then an indemnifying party shall as soon as practicable proceed to take whatever action is required to carry out its indemnification obligations.

     (d) The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by clause (b), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with clause (b) prior to the date of such settlement.


                                  Article 11
                            Material Adverse Change
                            -----------------------

(1) The Lead Manager may, if all necessary conditions are met, determine on behalf of the Managers and upon prior consultation with the Company that, subsequent to the date of this Agreement, any of the developments as more specifically set out below involving a material adverse change to the global placement of the Offered Shares (hereinafter in this Agreement referred to as "Material Adverse Change") has occurred:

     (a) There has been any Material Adverse Change, in the financial condition, earnings, business affairs or business prospects of the Company or the IFCO Systems Group taken as a whole that, in the Lead Manager's judgment, makes it impracticable to market the Offered Shares on the terms and in the manner contemplated in the Prospectus; or

     (b) there has occurred any Material Adverse Change in the international financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the Lead Manager's judgment, impracticable or inadvisable to market the Offered Shares or to perform contracts for the sale of the Offered Shares; or

     (c) trading generally on either the Frankfurt Stock Exchange, the computer trading system "XETRA," the Nasdaq National Market, or the New York Stock Exchange has been suspended or limited or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; or

     (d) a general banking moratorium has been declared by the German, United Kingdom, United States Federal or New York State authorities; or

     (e) as a result of a Material Adverse Change, or an official announcement by a competent authority of a prospective Material Adverse Change, in German, United Kingdom or United States taxation affecting the Company or the Shares or the transfer thereof; or

     (f) imposition of additional exchange controls by Germany, any member of the European Union or the United States.

(2) If the Lead Manager determines the occurrence of a Material Adverse Change pursuant to this Article 11, such determination shall be without liability of any of the Lead Manager or Managers to the Company for damages to the Company. The apportionment of costs pursuant to Articles 7(2) and 7(4) remain unaffected.


                                  Article 12
                    Default by One or More of the Managers
                    --------------------------------------

(1) If one or more of the Managers shall fail at the Closing Date to purchase the Offered Shares, that it or they are obligated to purchase pursuant to Article and Article 2 of this Agreement, or if such failure is, in the judgment of the Lead Manager, threatened, the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the Other Managers, or any other purchasers, to purchase the Defaulted Shares at the Offer Price and upon the terms herein set forth; if, however, the Lead Manager have not completed such arrangements within such 24-hour period, then the following procedure shall apply:

     (a) if the number of Defaulted Shares does not exceed 10% of the total number of Offered Shares to be purchased on such date according to
          Schedule 1, each of the non-defaulting Managers shall be obligated,
          ----------
          severally and not jointly, to purchase the full amount thereof in the proportions that correspond to their respective underwriting obligations of all non-defaulting Managers, or

     (b) [if the number of Defaulted Shares exceeds 10% of the total number of Offered Shares to be purchased, this Agreement shall terminate without liability on the part of any non-defaulting Manager subject to the last sentence of this paragraph (b). In the event that a deed of amendment of the New Shares has been executed, Article 8 (4) and (5) shall apply mutatis mutandis.]

(2) No such action shall relieve any defaulting Manager from liability in respect of its default.

(3) As used herein, the term "Manager" includes any institution substituted for a Manager under this Article 12.

                                  Article 13
                                Communications
                                --------------

Any information relating to this Agreement shall be given in writing or by telefax to the following addresses:

1.   IFCO Systems N.V.
     "Riverstaete", Amsteldijk 166
     1079 LH
     Amsterdam, The Netherlands

     Fax: (31) 20-646-0793

With a copy to:

2.   IFCO Systems N.V.
     c/o IFCO Europe Beteiligungs GmbH
     Zugspitzstrasse 15
     82049 Pullach
     Germany
     Fax: (49) 89-7449-1298

and:


3.   IFCO Systems N.V.
     PalEx, Inc.
     6829 Flintlock Road
     Houston, Texas 77040
     Attention: General Counsel
     Fax: 1-713-332-6146

4.   (Lead Manager and Other Managers)

     Lehman Brothers International (Europe)
     Equity Capital Markets
     One Broadgate
     London EC2M 7HA
     United Kingdom

     Fax: 44-171-260-2194


The addresses stated above may be changed after giving notice to the other persons mentioned in this Article 13.


                                  Article 14
                   Statements or Communications, (S) 181 BGB
                   -----------------------------------------

Subject to any provision in this Agreement explicitly providing otherwise, each statement or communication of the Managers in connection with this Underwriting Agreement including the transactions contemplated therein, shall only be valid against the Company if made by the Lead Manager on behalf of the Managers. To the extent necessary in connection with the transactions contemplated in this Agreement, the Lead Manager is authorized to make or receive any statement or declaration in the name and on behalf of the Managers, and on behalf of the Company as required by to list the Shares on the Frankfurt Stock Exchange. The Lead Manager is relieved from the restrictions set forth in (S) 181 BGB (German Civil Code).


                                  Article 15
                            Amendments to Agreement
                            -----------------------

Amendments to this Agreement may only be made in writing. This shall also apply to amendments of this provision.


                                  Article 16
                                 Severability
                                 ------------

Should any provision of this Agreement be or become invalid either in whole or in part, the other provisions of this Agreement shall remain in force. It is understood by the parties hereto that any invalid provision shall be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision. This is also understood in cases of missing contractual information.


                                  Article 17
                                 Miscellaneous
                                 -------------

(1) This Agreement shall be governed by the laws of Germany. Place of performance for the obligations hereto shall be Frankfurt am Main.

(2) The exclusive places of jurisdiction for any action or other legal proceeding arising out of, or in connection with, this Agreement are the courts in Frankfurt am Main.

(3) For the purposes of this Agreement, "Business Day" shall be a day on which banks are open for business and exchanges are open for trading in Frankfurt am Main, London and New York.

(4) This Agreement may be executed in any number of counterparts. Exchange of counterparts duly executed by the respective party shall suffice. Each executed copy shall be an original of one and the same agreement.

IFCO SYSTEMS N.V.


By:
   -----------------------------------------

SCHOELLER LOGISTIC TECHNOLOGIES HOLDING GMBH


By:
   -----------------------------------------

LEAD MANAGER:

LEHMAN BROTHERS INTERNATIONAL (EUROPE), FRANKFURT AM MAIN


By:
   -----------------------------------------

MANAGERS:

COMMERZBANK AKTIENGESELLSCHAFT


By:
   -----------------------------------------

HSBC


By:
   -----------------------------------------

CAZENOVE & CO

By:
   -----------------------------------------

CIBC WORLD MARKETS


By:
   -----------------------------------------

CREDIT AGRICOLE INDOSUEZ


By:
   -----------------------------------------

FIDELITY CAPITAL MARKETS



(Attorney-in-Fact)


Enclosures
----------

                               List of Schedules
                               -----------------

Schedule 1:  Members of the Banking Syndicate,
             Number of Shares to Purchase

Schedule 2:  Pricing Agreement

Schedule 3:  Opinion of Lovells Boesebeck Droste

Schedule 4:  Opinion of King & Spalding

Schedule 5:  Opinion of Gardere & Wynne, L.L.P

Schedule 6:  Opinion of Edward Rhyne, Esq.

Schedule 7:  Opinion of Stibbe Simont Monahan Duhot

Schedule 8: Certification of the Chief Executive Officer and the Chief Financial Officer of the Company

Schedule 9: Lock-up letters signed by the Company and certain shareholders of the Company

Schedule 10: Form of deed of amendment

                                                                      Schedule 1
                                                                      ----------

                       Members of the Banking Syndicate
                         Number of Shares to Purchase


-------------------------------------------------------------------------------
                     Manager                            Number of Shares to be
                                                              Purchased
-------------------------------------------------------------------------------

Lehman Brothers International (Europe)
-------------------------------------------------------------------------------
Commerzbank Aktiengesellschaft
-------------------------------------------------------------------------------
Cazenove & Co.
-------------------------------------------------------------------------------
CIBC World Markets PLC
-------------------------------------------------------------------------------
HSBC Investment Bank plc
-------------------------------------------------------------------------------
Credit Agricole Indosuez
-------------------------------------------------------------------------------
Fidelity Capital Markets
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total:
-------------------------------------------------------------------------------

                                                                      Schedule 2
                                                                      ----------



                               PRICING AGREEMENT



                                     among


                               IFCO Systems N.V.
                                  ("Company")



                                      and
                    Lehman Brothers International (Europe)
                             (the "Lead Manager")



                                      and


                    the other Managers listed in Schedule 1
              (the Lead Manager and the other Managers listed in,
                           together the "Managers")



                                 March  , 2000

                                   PREAMBLE

In an underwriting agreement dated March , 2000 (the "Underwriting Agreement"), the Company and the Managers have agreed that (i) the Lead Manager (in its own name and for the account of the Managers) will subscribe 13,000,000 New Shares and offer and sell the New Shares to the Managers, (ii) the Company will, upon election of the Lead Manager, issue and sell to the Managers up to 1,950,000 Company Greenshoe Shares, and (iii) the Managers will severally purchase and offer the Offered Shares in Germany in a public offering to retail and institutional investors in the United States in a public offering, and in the rest of the world (excluding Germany and the United States of America) in a private placement to institutional investors. Capitalized terms used and not defined herein are used herein as defined in the Underwriting Agreement.


                                   Article 1
                                  Definitions

Capitalized terms used and not otherwise defined herein are used herein as defined in the Underwriting Agreement.


                                   Article 2
                                  Offer Price

The Offer Price for the Offered Shares shall be euro _____ for each ordinary share, with nominal value of euro 2.00 per share, of the Company.


                                   Article 3
                Consent of the Corporate Bodies of the Company

The Company represents and warrants that the necessary corporate bodies of the Company have agreed to the aforementioned Offer Price.


London, March  , 2000


IFCO SYSTEMS N.V.


By:
   -----------------------------------------

SCHOELLER LOGISTIC TECHNOLOGIES HOLDING GMBH


By:
   -----------------------------------------

LEAD MANAGER:

LEHMAN BROTHERS INTERNATIONAL (EUROPE), FRANKFURT AM MAIN


By:
   -----------------------------------------

MANAGERS:

COMMERZBANK AKTIENGESELLSCHAFT


By:
   -----------------------------------------

HSBC


By:
   -----------------------------------------

CAZENOVE & CO

By:
   -----------------------------------------

CIBC WORLD MARKETS


By:
   -----------------------------------------

CREDIT AGRICOLE INDOSUEZ


By:
   -----------------------------------------

FIDELITY CAPITAL MARKETS

By:
   -----------------------------------------

                                                                      Schedule 3
                                                                      ----------
                      Opinion of Lovells Boesebeck Droste

               (i) assuming each of the Underwriting Agreement and the Pricing Agreement has been duly authorized, executed and delivered by the Company under Dutch law, each of the Underwriting Agreement and the Pricing Agreement is a valid and binding agreement under the laws of the Federal Republic of Germany, enforceable in accordance with its terms;

               (ii) the execution and delivery by the Company of, and the performance of its obligations under, each of the Underwriting Agreement and the Pricing Agreement does not conflict with or result in any violation of any applicable laws, rules or regulations of the Federal Republic of Germany and will not result in a breach of or default under any agreement or other instrument binding upon the Company or any of its German Subsidiaries (as defined below) that is material to the Company and its German Subsidiaries, taken as a whole;

               (iii) the performance of the Company's obligations under the transactions contemplated by the Prospectus under the caption "Concurrent Transactions" (the "Concurrent Transactions") does not conflict with or result in any violation of any applicable laws, rules or regulations of the Federal Republic of Germany or any agreement or other instrument binding upon the Company or any of its German Subsidiaries that is material to the Company and its German Subsidiaries, taken as a whole;

               (iv) the issuance and sale of the Shares to the Underwriters pursuant to the Underwriting Agreement, and the performance by the Company of its obligations under each of the Underwriting Agreement, the Pricing Agreement and the Concurrent Transactions do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the Federal Republic of Germany, except such as have been obtained or effected in Germany or such as may be required by German laws, rules and regulations in connection with the issuance, offer and sale of the Shares;

               (v) the German subsidiaries of the Company, including IFCOEurope Beteiligungs GmbH, MTS Okologistik GmbH and Schoeller International Logistics Beteiligungsgesellschaft mbH (which will be renamed IFCO International Network Beteiligungsgesellschaft mbH) (the "German Subsidiaries") have been duly incorporated and are validly existing as legal entities in the form of limited liability companies under the laws of the Federal Republic of Germany;

               (vi) the German Subsidiaries have the corporate power to own their respective properties and to conduct any business as set forth in the Prospectus.

               (vii) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the any of the

          German Subsidiaries is a party or to which any of the properties of the German Subsidiaries is subject that are required to be described in the Prospectus;

               (viii) the German Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need express no opinion), at the time approved by the Frankfurt Stock Exchange, appeared on its face to be appropriately responsive in all material respects to the requirements set forth under applicable German law and the rules and regulations of the Frankfurt Stock Exchange, and there is no material difference between the information contained in the German Prospectus and the information contained in the U.S. Prospectus;

               (ix) [such counsel knows of no information that causes them to believe that the German Prospectus (except, in each case, the financial statements and other financial and statistical data included therein, as to which such counsel need express no opinion), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;]

               (x) the statements in the Prospectus under the captions "Concurrent Transactions", "Certain Relationships and Related Transactions" insofar as such statements purport to summarize certain provisions of legal documents, fairly summarize such provisions in all material respects;

               (xi) the execution of each of the Underwriting Agreement and the Pricing Agreement and the completion of the sale of the Shares to or for the respective accounts of the Managers in the manner contemplated in each of the Underwriting Agreement and the Pricing Agreement, will not result in any liability in the Federal Republic of Germany for the Underwriters for any capital duty, stamp duty or other issuance or transfer taxes or duties, provided that the payment of expenses and commissions due pursuant to each of the Underwriting Agreement and the Pricing Agreement shall be subject to applicable German tax laws, in particular with respect to value-added tax.

          The letter of Lovells Boesebeck Droste shall be rendered to the Managers at the request of the Company and shall so state therein.

                                                                  Schedule 4 - 6
                                                                  --------------

            Opinion of King & Spalding/Gardere & Wynn/Edward Rhyne

               (i) the execution and delivery by the Company of, and the performance of its obligations under, each of the Underwriting Agreement and the Pricing Agreement will not result in any violation of any applicable federal law of the United States or law of the State of New York or the rules and regulations of the Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) IFCO-U.S., L.L.C. ("IFCO U.S.") has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

               (iii) the merger of PalEx, Inc. ("PalEx") with and into Silver Oak Acquisition Corp. ("Silver Oak"), a wholly owned subsidiary of the Company (the "Merger"), was duly authorized by PalEx and Silver Oak, has been consummated, and all consents, approvals, authorizations, notifications or orders of, or filings with, any court or governmental agency or body of the United States of America, the State of Delaware of [New York] [Texas] as a condition to the effectiveness of the Merger have been obtained or made and are in full force and effect;

               (iv) Silver Oak has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware;

               (v) as described in the Final Prospectus under the caption "Concurrent Transactions", the offering by the Company of % Senior Subordinated Notes Due 2010 (the "Notes"), the guarantee by PalEx or Silver Oak, as the case may be, of the Company's obligations under the Notes, the execution by PalEx or Silver Oak, as the case may be, of a new senior credit facility (the "New Senior Credit Facility"), and the Company's guarantee of PalEx's obligations under the New Senior Credit Facility (collectively, the "Concurrent Transactions") have been duly authorized, to the extent a party thereto, by PalEx, Silver Oak and the Company, have been consummated, and all consents, approvals, authorizations, notifications or orders of, or filings with, any court or governmental agency or body of the United States of America, the State of Delaware or the State of [New York] [Texas] to permit the Concurrent Transactions have been obtained or made and are in full force and effect;

               (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Underwriting Agreement and the Pricing Agreement does not (a) assuming the compliance with all applicable state securities or Blue Sky laws, violate any statute, rule or regulation of the United States of America or the State of [New York] [Texas] applicable to the Company or any of its properties or assets, (b) violate any provision of the certificate of incorporation or by-laws of PalEx and Silver Oak, (c) to such counsel's knowledge, result in a breach of or default under any agreement or other instrument to which the Company is a party or to which any of its properties or assets are subject and that is material to the Company, taken as a whole or, in the case of PalEx and Silver Oak, any document or agreement filed by PalEx and Silver Oak with the Commission to which it is a party or to which any of its properties or assets is subject, or the agreements or instruments in connection with the Merger and the Concurrent Transactions or (d) violate, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court of the United States of America or the State of [New York] [Texas] having jurisdiction over the Company or PalEx or Silver Oak or their respective properties or assets that is specifically addressed to and binding upon the Company or PalEx or Silver Oak or their respective properties or assets;

               (vii) the performance by the Company of its obligations in connection with the Merger and the Concurrent Transactions does not conflict with or result in a violation of the certificate of incorporation or bylaws of PalEx and Silver Oak or the provisions of any published statute, rule or regulation of the State of New York or the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, any judgment, order or decree of any government body, agency or court of the United States of America or the State of [New York] [Texas] having jurisdiction over the Company, PalEx or Silver Oak;

               (viii) the issuance and sale of the New Shares to the Underwriters pursuant to the Underwriting Agreement, and the performance by the Company of its obligations under each of the Underwriting Agreement and the Pricing Agreement and the transactions described therein and the Concurrent Transactions, do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act and the Exchange Act (provided that such counsel need express no opinion as to any consent, approval, authorization, registration or qualification under state securities or Blue Sky laws) in connection with the issuance, offer and sale of the New Shares;

               (ix) the statements in the Prospectus under the captions "Concurrent Transactions", "Certain Relationships and Related Transactions" and the statements in the Prospectus regarding the Merger and the Concurrent Transactions, insofar as such statements purport to summarize certain provisions, such provisions in all material respects, and the statements made in the Prospectus under the caption "Taxation -- United States Taxation", insofar as such statements purport to summarize certain federal income tax laws and regulations of the United States, fairly summarize the matters described therein in all material respects;

               (x) to such counsel's knowledge, there are (a) no legal or governmental proceedings pending or threatened to which the Company or PalEx or Silver Oak is a party or to which any of the properties of the Company or PalEx is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or (b) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xi) the Company is not, and after giving effect to the offering and sale of the New Shares and the application of the proceeds thereof as described in the Prospectus will not be, (i) an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended, or (ii) a "passive foreign investment company" within the meaning of the United States Internal Revenue Code of 1986, as amended; and

               (xii) the Registration Statement, at the time it became effective, the Final Prospectus as of the date thereof, and the F-4 Registration Statement as filed with the Securities and Exchange Commission on February 2, 2000 and the proxy statement used in connection with the Merger (the "F-4 Registration Statement and Proxy Statement")(in each case except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need express no opinion), comply as to form in all material respects to the requirements of the Securities Act and the rules and regulations;

               In addition, such counsel shall state that it has participated in discussions with officers and other representatives of the Company and PalEx, counsel for the Managers and representatives of the independent public accountants of the Company and PalEx at which the preparation and contents of the Registration Statement and Prospectus and the F-4 Registration Statement and Proxy Statement and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Registration Statement or the Prospectus or the F-4 Registration Statement and Proxy Statement, and has not made any independent check or verification thereof, on the basis of the foregoing no facts have come to its attention that lead it to believe that the Registration Statement and the F-4 Registration Statement at the time it became effective or the Prospectus or Proxy Statement as of the date thereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or statement on the financial statements, schedules or other financial or statistical data included in the Registration Statement or Prospectus or the F-4 Registration Statement and Proxy Statement.

               The letter of [King & Spalding/Gardere & Wynne/Ed Rhyne] shall be rendered to the Managers at the request of the Company and shall so state therein.

                                                                      Schedule 7
                                                                      ----------

                    Opinion of Stibbe Simont Monahan Duhot

               (i) the Company has been duly incorporated and is validly existing as a legal entity in the form of a public company with limited liability ("naamloze vennootschap") under the laws of the Netherlands.

               (ii) the Company has the corporate power to execute and deliver the Underwriting Agreement and the Pricing Agreement and to perform its obligations thereunder.

               (iii) each of the Underwriting Agreement and the Pricing Agreement has been duly authorized by all requisite corporate action on the part of, and has been duly executed and delivered by, the Company;

               (iv) the Company has the corporate power to own its properties and to conduct its business as set forth in the German and U.S. Prospectuses.

               (v) the Company's authorized share capital consists of 100,000,000 ordinary shares and 50,000,000 preference shares, each with a nominal value of euro 2 per share and conforms to the description thereof in the Final Prospectus under the heading "Description of IFCO Systems Share Capital";

               (vi) the Shares outstanding prior to the offering of the New Shares have been duly authorized and have been validly issued by the Company in accordance with the law of The Netherlands and are fully paid and non-assessable;

               (vii) the New Shares have been duly authorized and are validly issued by the Company in accordance with the law of The Netherlands and are fully paid and non-assessable and are not subject to preemptive or similar rights under such law;

               (viii) the New Shares are free of rights of pledge or rights of usufruct;

               (ix) it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Pricing Agreement that any document be filed, recorded or enrolled with any government department or other authority in The Netherlands;

               (x) the choice of the internal laws of the Federal Republic of Germany as the law governing the Underwriting Agreement and the Pricing Agreement is valid and binding under the laws of The Netherlands, except (i) to the extent that any term of the Underwriting Agreement and the Pricing Agreement or any provision of the internal laws of the Federal Republic of Germany applicable to the Underwriting Agreement and the Pricing Agreement is manifestly incompatible with the public policy (ordre public) of

          The Netherlands, and except (ii) that a Dutch Court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law;

               (xi) the execution and delivery by the Company of each of the Underwriting Agreement and the Pricing Agreement and the performance by the Company of its obligations thereunder does not conflict with or result in a violation of the articles of association of the Company or the provisions of any published law, rule or regulation of general application of The Netherlands;

               (xii) the performance by the Company of its obligations under the transactions contemplated by the Prospectus under the caption "Concurrent Transactions" (the "Concurrent Transactions") does not conflict with or result in a violation of the articles of association of the Company or the provisions of any published law, rule or regulation of general application of The Netherlands;

               (xiii) no approval, authorization or other action by or filing with any governmental authority is required in connection with the execution by the Company of each of the Underwriting Agreement and the Pricing Agreement and the performance by the Company of its obligations thereunder and the consummation of the Concurrent Transactions, [except for (i) notice requirements to the Netherlands Central Bank pursuant to the Act on Foreign Financial Relations ("West Financiele Betrekkingen Buitenland") and regulations promulgated thereunder; (ii) publication and/or notice requirements, to the extent applicable, pursuant to the Act on Disclosure of Holdings in Listed Companies ("Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996") and (iii) registration requirements in respect of Shares with the competent Trade Register;] however non-observance of these notice and registration requirements does not render the Underwriting Agreement and the Pricing Agreement void, nor does it affect the legality, validity or enforceability of the Underwriting Agreement and the Pricing Agreement, the obligations of the Company thereunder, the validity of the Shares or the consummation of the Concurrent Transactions;

               (xiv) no stamp duties ("zegelrechten") or similar tax or duty (other than a 1% capital duty on the issue price of the Shares) is or will be payable in The Netherlands in connection with the offering of the Shares or in respect of the execution of the Underwriting Agreement and the Pricing Agreement;

               (xv) the merger of PalEx and Silver Oak Acquisition Corp., a wholly owned subsidiary of the Company (the "Merger") has been duly authorized by the Company, has been properly consummated, and all consents, approvals, authorizations, notifications or orders of, or filings with, any court or governmental agency or body in The Netherlands in connection with the Merger have been obtained and are in full force and effect;

               (xvi) the Concurrent Transactions to which the Company is a party have been duly authorized by the Company and all consents, approvals, authorizations, notifications or orders of, or filings with, any court or governmental agency or body in The Netherlands in connection with those transactions have been obtained and are in full force and effect;

               (xvii) the Registration Statement has been duly executed and delivered by and on behalf of the Company; and

               (xviii) the statements in the Final Prospectus under the caption "Dividend Policy", "Management", "Description of IFCO Systems Share Capital", "Share Certificates and Transfer", "Exchange Controls and Other Limitations Affecting Security Holders", Enforceability of Civil Liabilities" and "Taxation -- Netherlands Taxation" -- insofar as such statements constitute a summary of the Company's articles of association or provisions of Dutch law -- fairly summarize the matters described therein, in all material respects.

               The opinion of Stibbe Simont Monohan Duhot shall be rendered to the Managers at the request of the Company and shall so state therein.

                                                                      Schedule 8
                                                                      ----------

                             Officers' Certificate

                                   [To come]

                                                                      Schedule 9
                                                                      ----------


                               PALEX/IFCO MERGER
                                      AND
                            IFCO SYSTEMS N.V.   IPO


                            FORM OF LOCK UP LETTERS
                            -----------------------


VERSION 1:  lock up of IFCO shares owned at the time of the IPO for 6 months
---------
            after the IPO, to be signed by
          . holders of IFCO option holders, including:
               . GE Capital,
               . Mr. Marcy,
               . recipients of the 1,000,000 options that can be granted under the Merger Agreement, and
               . recipients of the 1,000,000 options that the Schoellers may distribute

VERSION 2:  lock up of a portion of PalEx shares currently owned through the
---------
            completion of the Merger and a portion of IFCO shares owned at the time of the IPO for 6 months after the IPO, to be signed by

          . shareholders of PalEx

VERSION 3:  lock up of all PalEx shares currently owned through the completion
---------
            of the Merger and the number of IFCO shares owned at the time of the IPO for 6 months after the IPO, to be signed by

          . shareholders of PalEx

VERSION 4:  lock up of all PalEx shares currently owned through the completion
---------
            of the Merger and the number of IFCO shares owned at the time of the IPO for 12 months after the IPO, to be signed by

          . IFCO Systems directors and officers after the merger - as listed on page 85
of          the preliminary prospectus

VERSION 5:  SLTH lock up letter to be signed by
---------
          . Christoph Schoeller,
          . Martin A Schoeller,
          . Andrea Schoeller,
          . Alexander Schoeller and
          . Leopold Schoeller

VERSION 6:  GE Erste lock up letter
---------

                                                                       VERSION 1
                                Lock-up Letter
                                --------------

                                         ________________, 2000


Lehman Brothers International (Europe)
Commerzbank Aktiengesellschaft
Cazenove & Co.
CIBC World Markets PLC
HSBC Investment Bank plc
Credit Agricole Indosuez
Fidelity Capital Markets
     a division of National Financial Services Corporation
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA


Dear Sirs and Mesdames:

     The undersigned understands that Lehman Brothers International (Europe) ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with IFCO Systems N.V., a public limited company incorporated in The Netherlands (the "Company") providing for the public offering (the "Public Offering") by the several underwriters referred to therein, including Lehman Brothers (the "Underwriters"), of 13,000,000 ordinary shares, par value Euro 2.00 per share (the "Shares") of the Company (the "Ordinary Shares").

     Concurrent with the Public Offering, PalEx, Inc. ("PalEx") will merge into the Company (the "Merger"). In the Merger, holders of shares of common stock, par value $0.01 per share, of PalEx (the "PalEx Common Shares") will receive merger consideration consisting of cash and/or Ordinary Shares in exchange for PalEx Common Shares owned by such holder.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities, other than put options, acquired in open market transactions after the completion of the Public Offering, (b) the exercise of stock options or warrants existing on the date of the Public Offering in respect of Ordinary Shares, and (c) Ordinary Shares issued for employees of the Company.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                         Very truly yours,

                                         -----------------------
                                         (Name)

                                         -----------------------
                                         (Address)

                                                                       VERSION 2
                                Lock-up Letter
                                --------------

                                                                    , 2000
                                                          ----------

Lehman Brothers International (Europe)
Commerzbank Aktiengesellschaft
Cazenove & Co.
CIBC World Markets PLC
HSBC Investment Bank plc
Credit Agricole Indosuez
Fidelity Capital Markets
     a division of National Financial Services Corporation
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA


Dear Sirs and Mesdames:

     The undersigned understands that Lehman Brothers International (Europe) ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with IFCO Systems N.V., a public limited company incorporated in The Netherlands (the "Company") providing for the public offering (the "Public Offering") by the several underwriters referred to therein, including Lehman Brothers (the "Underwriters"), of 13,000,000 ordinary shares, par value Euro 2.00 per share (the "Shares") of the Company (the "Ordinary Shares").

     Concurrent with the Public Offering, PalEx, Inc. ("PalEx") will merge into the Company (the "Merger"). In the Merger, holders of shares of common stock, par value $0.01 per share, of PalEx (the "PalEx Common Shares") will receive merger consideration consisting of cash and/or Ordinary Shares in exchange for PalEx Common Shares owned by such holder.

     The undersigned currently owns _________________ PalEx Common Shares and options to acquire ________________ PalEx Common Shares (the "PalEx Options"). The undersigned is electing to exchange ________________ of such owned PalEx Common Shares for Ordinary Shares in the Merger.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending upon the completion of the Merger, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any PalEx Common Shares or any securities convertible into or exercisable or exchangeable for PalEx Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of PalEx Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of PalEx Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the tendering of PalEx Common Shares in the Merger, and (b) ___________________ PalEx Common Shares, which is equivalent to ___% of all PalEx Common Shares beneficially owned by the undersigned on the date hereof (the "Free PalEx Shares").

     To further induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering , (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, ___% of the Ordinary Shares acquired in the Merger - or any of the Ordinary Shares acquired upon the exercise of options into which PalEx Options are converted (collectively, the "Restricted Shares") or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) Ordinary Shares received in exchange for the Free PalEx Shares tendered in the Merger, (b) transactions relating to Ordinary Shares or other securities, other than put options, acquired in open market transactions after the completion of the Public Offering, (c) the exercise of stock options or warrants existing on the date of the Public Offering in respect of Ordinary Shares, (d) Ordinary Shares issued for employees of the Company, and (e) Ordinary Shares acquired by the undersigned in the Public Offering (i.e., Friends and Family List shares).

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                         Very truly yours,

                                         -----------------------
                                         (Name)

                                         -----------------------
                                         (Address)

                                                                       VERSION 3
                                Lock-up Letter
                                --------------

                                                             , 2000
                                              ----------------

Lehman Brothers International (Europe)
Commerzbank Aktiengesellschaft
Cazenove & Co.
CIBC World Markets PLC
HSBC Investment Bank plc
Credit Agricole Indosuez
Fidelity Capital Markets
     a division of National Financial Services Corporation
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA


Dear Sirs and Mesdames:

     The undersigned understands that Lehman Brothers International (Europe) ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with IFCO Systems N.V., a public limited company incorporated in The Netherlands (the "Company") providing for the public offering (the "Public Offering") by the several underwriters referred to therein, including Lehman Brothers (the "Underwriters"), of 13,000,000 ordinary shares, par value Euro 2.00 per share (the "Shares") of the Company (the "Ordinary Shares").

     Concurrent with the Public Offering, PalEx, Inc. ("PalEx") will merge into the Company (the "Merger"). In the Merger, holders of shares of common stock, par value $0.01 per share, of PalEx (the "PalEx Common Shares") will receive merger consideration consisting of cash and/or Ordinary Shares in exchange for PalEx Common Shares owned by such holder.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending upon the completion of the Merger, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any PalEx Common Shares or any securities convertible into or exercisable or exchangeable for PalEx Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of PalEx Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of PalEx Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the tendering of PalEx Common Shares in the Merger.

     To further induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities, other than put options, acquired in open market transactions after the completion of the Public Offering, (b) the exercise of stock options or warrants existing on the date of the Public Offering in respect of Ordinary Shares, and (c) Ordinary Shares issued for employees of the Company.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                         Very truly yours,

                                         ---------------------
                                         (Name)

                                         ----------------------
                                         (Address)

                                                                       VERSION 4
                                Lock-up Letter
                                --------------

                                                                 , 2000
                                                 ----------------

Lehman Brothers International (Europe)
Commerzbank Aktiengesellschaft
Cazenove & Co.
CIBC World Markets PLC
HSBC Investment Bank plc
Credit Agricole Indosuez
Fidelity Capital Markets
     a division of National Financial Services Corporation
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA


Dear Sirs and Mesdames:

     The undersigned understands that Lehman Brothers International (Europe) ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with IFCO Systems N.V., a public limited company incorporated in The Netherlands (the "Company") providing for the public offering (the "Public Offering") by the several underwriters referred to therein, including Lehman Brothers (the "Underwriters"), of 13,000,000 ordinary shares, par value Euro 2.00 per share (the "Shares") of the Company (the "Ordinary Shares").

     Concurrent with the Public Offering, PalEx, Inc. ("PalEx") will merge into the Company (the "Merger"). In the Merger, holders of shares of common stock, par value $0.01 per share, of PalEx (the "PalEx Common Shares") will receive merger consideration consisting of cash and/or Ordinary Shares in exchange for PalEx Common Shares owned by such holder.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending upon the completion of the Merger, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any PalEx Common Shares or any securities convertible into or exercisable or exchangeable for PalEx Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of PalEx Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of PalEx Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the tendering of PalEx Common Shares in the Merger.

     To further induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities, other than put options, acquired in open market transactions after the completion of the Public Offering, (b) the exercise of stock options or warrants existing on the date of the Public Offering in respect of Ordinary Shares, and (c) Ordinary Shares issued for employees of the Company.

     For the avoidance of doubt, the restrictions set forth above shall also apply to transactions relating to any options exercisable for any PalEx Common Shares or Ordinary Shares and the PalEx Common Shares and Ordinary Shares underlying such options, other than the exercise of such options in accordance with clause (b) above.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                         Very truly yours,

                                         -----------------------
                                         (Name)

                                         -----------------------
                                         (Address)

                                                                       VERSION 5
                                Lock-up Letter
                                --------------

                                                                 , 2000
                                                 ----------------

Lehman Brothers International (Europe)
Commerzbank Aktiengesellschaft
Cazenove & Co.
CIBC World Markets PLC
HSBC Investment Bank plc
Credit Agricole Indosuez
Fidelity Capital Markets
     a division of National Financial Services Corporation
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA


Dear Sirs and Mesdames:

     The undersigned understands that Lehman Brothers International (Europe) ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with IFCO Systems N.V., a public limited company incorporated in The Netherlands (the "Company") providing for the public offering (the "Public Offering") by the several underwriters referred to therein, including Lehman Brothers (the "Underwriters"), of 13,000,000 ordinary shares, par value Euro 2.00 per share (the "Shares") of the Company (the "Ordinary Shares").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities, other than put options, acquired by the Undersigned in open market transactions after the completion of the Public Offering, (b) the exercise by Christoph Schoeller or Martin A Schoeller [add other Schoellers, if any, holding options on the date of the Public Offering] of stock options or warrants existing on the date of the Public Offering in respect of Ordinary Shares, and (c) the pledging of [up to 20% of Ordinary Shares owned] by Schoeller Holding to secure [the refinancing by [ ] of up to $[ ] million of the Company's outstanding debt and the obtaining from [ ] of up to $[ ] million new financing for the Company]. [carve out to come re. 1 million options the Schoellers propose to grant to third parties, such carve out to be subject to grantees signing a lock up letter of Version 1] In addition, the undersigned agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares .

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                         Very truly yours,

                                         -----------------------
                                         (Name)

                                         ------------------------
                                         (Address)

                                                                       VERSION 6
                                Lock-up Letter
                                --------------

                                                                   , 2000
                                                     --------------

Lehman Brothers International (Europe)
Commerzbank Aktiengesellschaft
Cazenove & Co.
CIBC World Markets PLC
HSBC Investment Bank plc
Credit Agricole Indosuez
Fidelity Capital Markets
     a division of National Financial Services Corporation
c/o Lehman Brothers International (Europe)
1 Broadgate
London EC2M 7HA


Dear Sirs and Mesdames:

     The undersigned understands that Lehman Brothers International (Europe) ("Lehman Brothers") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with IFCO Systems N.V., a public limited company incorporated in The Netherlands (the "Company") providing for the public offering (the "Public Offering") by the several underwriters referred to therein, including Lehman Brothers (the "Underwriters"), of 13,000,000 ordinary shares, par value Euro 2.00 per share (the "Shares") of the Company (the "Ordinary Shares").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to Ordinary Shares or other securities, other than put options, acquired in open market transactions after the completion of the Public Offering.

     In addition, the undersigned agrees that, without the prior written consent of Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                         Very truly yours,


                                         [GE Erste]

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                                         By: (Name)

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                                         (Address)